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                                                                    EXHIBIT 23.1

                         CONSENT OF GRANT THORNTON LLP

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our reports dated January 21, 2000 and March 20, 2000, accompanying the consolidated financial statements of Berkshire Bancorp Inc. and subsidiaries appearing in the 1999 Annual Report of Berkshire Bancorp Inc. to its shareholders included in the Annual Report on Form 10-K for the year ended October 31, 1999 and the Transition Report on Form 10-K/A of Berkshire Bancorp Inc. for the transition period from November 1, 1999 through December 31, 1999, respectively, which are incorporated by reference in this Amendment No. 3 of the Registration Statement (File No. 333-47890). We consent to the inclusion in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption 'Experts.'

/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
January 16, 2001